                                                                   EXHIBIT 10.10





                              SUBLEASE AGREEMENT


                  ARRIS PHARMACEUTICAL CORPORATION, Sublessor

                   EXELIXIS PHARMACEUTICALS, INC., Sublessee


                        260 Littlefield Avenue, Suite A

                        South San Francisco, California

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                              SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") dated as of June 1, 1997 (the "Commencement Date"), is entered into by and between Arris Pharmaceutical Corporation, a Delaware corporation (hereinafter "Sublessor"), and Exelixis Pharmaceuticals, Inc., a Delaware corporation (hereinafter "Sublessee"), and is subject to the terms and conditions of that certain Lease (the "Master Lease") dated June 22, 1993 (as amended by that certain First Amendment to Lease dated October 25, 1993) entered into by Utah Partners, Ltd., a California limited partnership ("Master Lessor"), and Khepri Pharmaceuticals, Inc., a Delaware corporation, as Lessee. A copy of the Master Lease has been delivered to Sublessee. Sublessor is the successor by merger to Khepri Pharmaceuticals, Inc.

     1.   Premises.

          (a) Phase I Premises. As of the Commencement Date, Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, on and subject to the terms and conditions hereinafter set forth, those certain premises (hereinafter referred to as the "Phase I Premises"), situated in the City of South San Francisco, County of San Mateo, State of California, commonly known as 260 Littlefield Avenue, and consisting of approximately 9,497 rentable square feet, as more particularly described on Exhibit "A" hereto.

          (b) Phase II Premises. As of April 1, 1998, or such earlier or later date upon which actual delivery to Sublessee occurs pursuant to Section 2(c) below (the "Phase II Delivery Date"), Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, on and subject to the conditions hereinafter set forth, those certain premises adjacent to the Phase I Premises (hereinafter referred to as the "Phase II Premises"), as more particularly described on Exhibit "A" hereto. For all purposes hereof, until the Phase II Delivery Date, the term "Premises" shall refer to the Phase I Premises. Thereafter the term "Premises" shall refer to both the Phase I Premises and the Phase II Premises.

          (c) Common Areas. Sublessee shall have the right, in common with other tenants of Master Lessor, to use the Common Areas of the property (as defined in the Master Lease).

     2.   Sublease Term; Delivery of Possession.

          (a) Term. The term of this Sublease shall begin on the Commencement Date and end on July 15, 2005 (the "Expiration Date"), unless sooner terminated pursuant to any provision of this Sublease or of the Master Lease.

          (b) Delivery of Possession.

              (1) If for any reason Sublessor cannot deliver possession of the Phase I Premises by the Commencement Date, or possession of the Phase II Premises by the Phase II Delivery Date, Sublessor shall not be subject to any liability therefore, nor shall such failure

                                       1.
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affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the applicable portion of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days after either the Commencement Date or the Phase II Delivery Date, as applicable, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations hereunder. Notwithstanding the foregoing, Sublessee's cancellation of this Sublease as to the Phase II Premises shall not terminate this Sublease as to the Phase I Premises.

              (2) The Premises shall be delivered by Sublessor subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and Sublessee accepts the Premises subject thereto. Sublessee shall accept the Premises in "as-is" condition. Sublessor has made no representation or warranty as to the condition of the Premises, their compliance with existing federal, state or local laws, ordinances or regulations (including without limitation the Americans with Disabilities Act), or the suitability of the Premises for the conduct of Sublessee's business. Sublessor shall have no obligation to improve, restore, repair, paint or clean the Premises. At the request of Sublessee, Sublessor shall deliver to Sublessee a copy of the closure report from the City of South San Francisco if such report has been received by Sublessor.

          (c) Early Possession.

              (1) In the event Sublessee, with Sublessor's consent, takes possession prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Sublease except for the payment of rent due hereunder. Sublessee's early possession shall not advance the termination date of this Sublease.

              (2) In the event the Phase II Premises become available prior to April 1, 1998, Sublessor may offer the Phase II Premises to Sublessee, and if such earlier date is on or after February 1, 1998, and Sublessee has received not less than three weeks prior written notice of the date such possession will be delivered, Sublessee shall accept possession of the Phase II Premises on such earlier date. If such date is earlier than February l, 1998, Sublessee shall have the right but not the obligation to accept possession of the Premises on such earlier date. The Phase II Delivery Date shall be the date the Premises are delivered to Sublessee in accordance with this Subsection 2c(2).

              (3) Without limitation of any other provision of this Sublease, failure of Sublessee to occupy the Phase II Premises on the Phase II Delivery Date shall constitute a default under this Sublease.

     3.   Rent.

          (a) Base Rent. Sublessee shall pay to Sublessor without deduction, set off, prior notice or demand, as rent for the Premises, monthly rent ("Base Rent") as set forth in the rent schedule below. Sublessee shall pay Sublessor upon the execution hereof the sum of Sixty

                                       2.
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Thousand Two Hundred Forty Dollars ($60,240.00) as rent for the first full calendar month after the Phase II Delivery Date.

              (1) From the Commencement Date until the Phase II Delivery Date, Sublessee shall pay to Sublessor the sum of $16,144.90 per month, prorated for any partial month.

              (2) From and after the Phase II Delivery Date, Sublessee shall pay to Sublessor Base Rent as follows:

                                 Rent Schedule
     Time Period                                    Base Rent Per Month
     -----------------------------------------    ------------------------
     Phase II Delivery Date to 9/30/98 *                   $60,240
     10/01/98 to 7/31/00                                   $61,660
     8/01/00 to 7/31/01                                    $63,200
     8/01/01 to 7/31/02                                    $65,000
     8/01/02 to 12/31/02                                   $72,238
     1/01/03 to 7/31/03                                    $75,210
     8/01/03 to 7/31/04                                    $76,845
     8/01/04 to 7/15/05 **                                 $78,480

     *prorated if Phase II Delivery Date is not the 1st day of the month

     **prorated during last month

         (b) Operating Expenses. Sublessee shall pay as additional rent the amounts for which Sublessor is liable to Master Lessor pursuant to Section 6 (Operating Expenses) of the Master Lease, together with other expenses of the Premises for which Sublessor is responsible (excluding any late charges or penalties not caused by Sublessee), including without limitation utilities, trash removal, phone, water, sewer, security, access and fire control systems (maintenance and lease payments). When incorporated into this Sublease, references to "Landlord" in Sections 6.b. and 6.c. of the Master Lease shall be deemed to include Master Lessor and/or Sublessor. With respect to Section 6.e. as incorporated into this Sublease, Sublessor shall have fifteen (15) days following receipt of Master Lessor's annual reconciliation within which to provide Sublessor's reconciliation to Sublessee. Notwithstanding the foregoing, until the Phase II Delivery Date, Sublessee shall only be liable for 29% of the Operating Expenses and other expenses, that being the percentage allocable to the Initial Premises. Following the Phase II Delivery Date, Sublessee shall be liable for all Operating Expenses and

                                       3.
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other expenses allocable to the Premises. Sublessee's obligation to pay its share of Operating Expenses shall be prorated annually based on actual days.

     4. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof the sum of Seventy Five Thousand Dollars ($75,000.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. Sublessee hereby grants Sublessor a security interest in the Security Deposit to secure performance of Sublessee's obligations hereunder. If Sublessee defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Sublessor may expend or become obligated to expend by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee's default. Sublessor shall have no obligation to apply the Security Deposit in such manner and may exercise any right or remedy available under this Sublease or at law or in equity with or without resort to the Security Deposit. The Security Deposit does not constitute prepayment of the last month's rent (or any other). If any portion of the Security Deposit is used or applied, Sublessee shall deposit with Sublessor, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Sublessor shall not be required to keep the Security Deposit separate from its general funds. The Security Deposit, or such much of it as may remain, shall be returned, without interest, to Sublessee within thirty (30) days after expiration of the term hereof. If any bankruptcy, insolvency, reorganization, receivership or other similar proceedings shall be instituted by or against Sublessee, the Security Deposit shall be applied first to the payment of rent and additional charges due to Sublessor for the period prior to the institution of such proceedings, and any balance of the Security Deposit may thereafter be retained and held by Sublessor in accordance with the terms of this section.

     5. Use. The Premises shall be used and occupied only for laboratory, research and development, wet chemistry, biological laboratories, related offices and uses which are ancillary thereto, and which are consistent with the requirements and limitations set forth in the Master Lease, and for no other purpose without the prior written consent of Sublessor and Master Lessor. Sublessor agrees not to unreasonably withhold, delay or condition its consent to any such requested change.

     6.  Master Lease.

         (a) Sublease Is Subordinate to Master Lease. This Sublease is subject and subordinate to the Master Lease. Sublessee represents and warrants to Sublessor that it has read and is familiar with the terms and conditions of the Master Lease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. If the Master Lease terminates, this Sublease shall terminate. Sublessor shall have no liability to Sublessee if the Master Lease terminates without fault of Sublessor.

         (b) Application of Master Lease Provisions. Except as otherwise expressly provided in this Sublease, Sublessee shall assume and perform the obligations of Sublessor as Lessee under the Master Lease. Therefore, except as otherwise provided, for the purpose of this Sublease, wherever in the Master Lease "Landlord" is used, it shall be deemed to mean

                                       4.
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Sublessor, and wherever in the Master Lease "Tenant" is used, it shall be deemed to mean Sublessee, and wherever in the Master Lease "Lease" is used, it shall be deemed to mean this Sublease.

         (c) Incorporation of Master Lease Provisions.

             (1) All of the terms and conditions in the Master Lease are incorporated herein except for: Basic Lease Provisions; 1 (Premises); 3 (Term); 5 (Base Rent); 8 (Tenant Improvements); 9.a. and 9.e. (Use of Premises); 10.c. (Ownership of Alterations) 11.b. (Landlord's Ongoing Obligations); 11.c. (Landlord's Delivery Obligations); 12 (Damage or Destruction); 13 (Eminent Domain); 14.c. (Casualty Insurance); 15.e. (Payment on Sublet); 18 (Security Deposit); 19 (Acceptance of Premises); 20 (Holding Over); 36 (Notices); 39.h. (Entire Agreement); and Schedule A; Exhibit D (Construction Rider); and Exhibit E (Memorandum).

             (2) Except as otherwise provided herein, Sublessor is responsible for all financial obligations of the tenant under the Master Lease. Whenever any provision of the Master Lease has not been incorporated herein, except as otherwise provided, any provision of the Addendum which pertains to a provision of the Master Lease which has not been incorporated herein, shall not be incorporated herein. In addition, Master Lease Addendum Section 25 (stated to pertain to Section 14.b., but really pertaining to Section 14.c.), Master Lease Addendum Section 42 (pertaining to Master Lease Section 34) and Master Lease Addendum Section 46 (pertaining to options to extend) shall not be incorporated into this Sublease.

         (d) Indemnity. Without in any way limiting Sublessee's assumption of the indemnity set forth in the Master Lease, Sublessee hereby agrees to defend, indemnify and hold Sublessor and Master Lessor harmless from and against any and all losses, liabilities, causes of action, judgments, costs, damages, expenses, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's obligations under this Sublease.

         (e) Master Lease in Effect. Sublessor represents to Sublessee that the Master Lease is in full force and effect and that, to Sublessor's knowledge, no default exists on the part of any party to the Master Lease. Subject to the terms and provisions of this Sublease, Sublessor agrees to keep the Master Lease in full force and effect during the term of this Sublease, subject, however, to any earlier termination of the Master Lease without the default of Sublessor.

          (f) Default. Any act or omission by Sublessee which would constitute a breach or default by Sublessor under Section 16 of the Master Lease shall constitute a default on the part of Sublessee hereunder. In the event of any breach or default by Sublessee hereunder or under the Master Lease, Sublessor shall have all of the rights and remedies afforded Master Lessor under the Master Lease, and in addition Sublessor shall have the right, but without any obligation to do so, to cure any such breach or default by Sublessee, with Sublessee to be obligated to reimburse Sublessor immediately upon demand for all costs which Sublessor may incur in effecting the cure of such breach or default.

                                       5.
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     7.   Alterations.  Notwithstanding the provisions of Section 10.a. of the
Master Lease, any alteration which requires Master Lessor's approval pursuant to the Master Lease shall not be commenced by Sublessee unless and until such consent is obtained. Any alteration made by Sublessee shall become a part of the Premises, and at Sublessor's election, shall be surrendered to Sublessor at the end of the Sublease term. Notwithstanding the foregoing, except as otherwise provided in the Master Lease, any alteration made by Sublessee shall remain Sublessee's property throughout the Sublease term. In the event Sublessor is (or becomes) obligated under the Master Lease to remove any of Sublessee's alterations, Sublessee shall be obligated to remove same at Sublessee's sole cost and expense and to restore the Premises to its condition prior to the alteration. Sublessee shall (i) pay to Sublessor, or at direction of Sublessor, directly to Master Lessor, an amount equal to one percent (1%) of the total cost of the alterations (and for purposes of calculating the total costs, such cost shall include architectural and engineering fees but shall not include permit fees) as compensation to Master Lessor for miscellaneous costs and time incurred by Master Lessor in connection with the alterations, and (ii) reimburse Master Lessor any reasonable amounts it pays to architect, engineers or other consultants in connection with reviewing such alterations. Such amounts shall be paid in advance of, or during or upon completion of the alterations, as Master Lessor shall determine and Sublessee shall submit such evidence of the cost of the alterations as master Lessor may reasonably require.

     8. Repairs. Pursuant to Section 11.b. of the Master Lease, Master Lessor is responsible to repair and maintain the roof, exterior walls, foundation and HVAC system (including distribution ducts) (provided that the cost of maintaining, repairing and replacing the HVAC system shall be included in Operating Expenses, pursuant to the terms of Section 6 of the Master Lease), unexposed portions of the building plumbing and electrical systems (except to the extent installed or modified by Sublessor or Sublessee), the Common Areas, and structural portions of the Building. Master Lessor also has the obligation to repair certain categories of items as provided in Section 17 of the Addendum to the Master Lease. Sublessor's sole obligation to Sublessee shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation and shall otherwise cooperate with Sublessee in connection therewith, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor. Sublessee, not Master Lessor, shall be responsible for the repair of the roof and structural portions of the Building to the extent the need for maintenance or repair is caused in whole or in part by the act, neglect, fault or omission of any duty of Sublessee, its agents, servants, contractors, subcontractors, employees or invitees, in which case Sublessee shall pay to Sublessor the cost of the maintenance and repairs caused in whole or in part by Sublessee (except (i) to the extent the damage is covered by any insurance maintained by Master Lessor, or, (ii) if Master Lessor fails to maintain the insurance required to be maintained by Master Lessor pursuant to the terms of the Master Lease, to the extent the damage would have been covered by insurance, if Master Lessor had maintained the required insurance). There shall be no abatement of rent and no liability of Master Lessor or Sublessor by reason of any injury to or interference with Sublessee's business arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein, provided that Sublessor shall request Master Lessor to use reasonable efforts to minimize the interruption of Sublessee's use and occupancy of the Premises in connection with its performance of the repairs and maintenance (although nothing contained herein shall be deemed

                                       6.

to obligate Master Lessor to pay any overtime costs in order to minimize such interference, or otherwise to perform the repairs or maintenance during hours other than normal business hours).

     9.   Insurance.

          (a) Property Insurance. Sublessee shall, at its sole cost and' expense, obtain and maintain in force a policy or policies of fire and property damage insurance providing protection against those perils included within the classification of "all risk" insurance from an insurance company or companies reasonably satisfactory to Sublessor and Master Lessor and in a form reasonably satisfactory to Sublessor and Master Lessor insuring the Tenant Improvements (as defined in the Master Lease) and all other improvements, in an amount equal to the full replacement cost thereof (which amount shall be subject to Sublessor's and Master Lessor's approval). The insurance policy or policies shall name Master Lessor and Sublessor and the lenders of either of them, if any, as additional insureds and shall provide that the policy or policies may not be canceled on less than thirty (30) days prior written notice to Master Lessor, Sublessor and the lenders of either of them. If Sublessee fails to carry the insurance or to furnish Sublessor with copies of all the policies after a request to do so, Sublessor shall have the right to obtain the insurance and collect the costs thereof from Sublessee as additional rent.

          (b) Liability Insurance. In addition to the above referenced insurance, Sublessee shall maintain liability insurance coverage as required by
Section 14 of the Master Lease which has been incorporated into this Sublease by reference. Each policy of insurance which Sublessee is required to maintain pursuant to this Lease shall name both Sublessor and Master Lessor as additional insureds (including cross-liability endorsements). Sublessee's insurance coverage shall be primary and non-contributory as respects any insurance maintained by Sublessor and/or Master Lessor. Sublessee shall deliver evidence of the coverage required hereunder (i) within seven (7) days after execution and delivery of this Sublease by Sublessor and Sublessee, and (ii) within ten (10) days of the renewal date for each policy of insurance required hereunder.

          (c) Master Lessor Insurance. Pursuant to the terms of the Master Lease as provided in Section 25 of the Addendum thereto, Master Lessor is obligated to maintain certain insurance coverage with respect to certain perils and to maintain a certain level of liability coverage. Sublessor's sole obligation to Sublessee with respect to Master Lessor's obligations pursuant to said Section 25 shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation and shall otherwise cooperate with Sublessee in connection therewith, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor.

          (d) Evidence of Insurance. Upon the Commencement Date (or upon the date of early possession if early possession is granted hereunder), Sublessee shall deliver to Sublessor and Master Lessor certificates of insurance showing that Sublessee has the insurance required hereunder.

                                       7.

     10.  Damage or Destruction.

          (a) Master Lessor Has Obligation to Restore. If the Premises are damaged or destroyed, Master Lessor has the obligation pursuant to Section 12 of the Master Lease to promptly and diligently repair the Premises, unless Master Lessor has the right to terminate. If Master Lessor fails to perform its obligations pursuant to Section 12 of the Master Lease, Sublessor's sole obligation to Sublessee shall be to request performance of such obligations by Master Lessor. In the event Master Lessor breaches its obligations, Sublessor will assign to Sublessee its right to enforce such obligation, provided, however, Sublessee, at its sole cost and expense, shall be responsible for enforcement thereof without reimbursement from Sublessor.

          (b) Termination of Master Lease. If the Master Lease terminates pursuant to Section 12 of the Master Lease, this Sublease shall terminate concurrently with the termination of the Master Lease.

          (c) Sublessee Notice; Right to Terminate. In the event that Sublessor receives notice from Master Lessor pursuant to Section 12 of the Master Lease of Master Lessor's determination that repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after a casualty, Sublessor shall so notify Sublessee in writing and shall request Sublessee to notify it whether Sublessee agrees to continue this Sublease in effect. Within twenty
(20) days following written request from Sublessor, Sublessee shall give notice to Sublessor in writing whether Sublessee agrees to continue this Sublease in effect if Master Lessor reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty. If Sublessee does not so agree to continue this Sublease in effect, then Sublessor may elect to terminate the Master Lease and this Sublease. If Sublessee agrees to continue this Sublease in effect as aforesaid, then Sublessor shall have no right to exercise its right to terminate the Master Lease or this Sublease. If (i) Master Lessor reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty, (ii) neither Master Lessor nor Sublessor have elected to terminate the Master Lease, and (iii) Sublessee agrees to continue this Sublease in effect notwithstanding the time to reconstruct, then this Sublease shall continue in effect, and Sublessee shall fulfill all of the obligations of Sublessor pursuant to the provisions of Section 12 of the Master Lease.

          (d) Limited Obligation to Repair. Master Lessor's obligation, should Master Lessor elect or be obligated to repair or rebuild, shall be limited to replacing/restoring the Building shell and Building systems so that the Building shell and Building systems as repaired and restored are comparable (in scope of improvements) to the Building shell and Building systems which were in existence on the Master Lease Commencement Date. Master Lessor shall have no obligation to replace or restore the Tenant Improvements or any other alterations installed by Sublessor or Sublessee. If this Sublease has not been terminated, Sublessee shall be obligated to (i) with respect to those portions of the Premises which are damaged and were built out for office use as of the Master Lease Commencement Date, either: (A) promptly build-out those portions with new tenant improvements approved by Master Lessor and Sublessor in accordance with Exhibit D to the Master Lease, and spend an amount equal to or greater than the Building Standard Improvements Allowance (defined below) on the build-out; (B) promptly build-out-those portions with new tenant improvements approved by Master Lessor and

                                       8.

Sublessor in accordance with Exhibit D and spend an amount less than the Building Standard Improvement Allowance (in which case promptly upon completion of the Tenant Improvements, Sublessee shall pay to Sublessor the difference between the amount spent by Sublessee for new tenant improvements and the Building Standard Improvements Allowance); or (C) pay to Sublessor an amount equal to the Building Standard Improvements Allowance multiplied by the rentable square footage of the office space so affected; and (ii) with respect to those portions of the Premises which are damaged, but were not built out for office use as of the Master Lease Commencement Date, either: (A) promptly construct new tenant improvements approved by Master Lessor and Sublessor in accordance with Exhibit D in the space so affected (and expend no less than the Tenant Improvement Allowance for the improvements); (B) promptly construct new tenant improvements approved by Master Lessor and Sublessor in accordance with Exhibit D in the space so affected, expending less than the Tenant Improvement Allowance (in which case Tenant shall pay to Sublessor the difference between the amount expended and the Tenant Improvement Allowance promptly upon completion of the construction); or (C) pay to Sublessor an amount equal to the Tenant Improvement Allowance applicable to the affected space. Any payment by Tenant to Sublessor in accordance with subsections (i) (C) or (ii) (C) of the preceding sentence must be made upon the earlier of ten (10) days following Sublessee's receipt of insurance proceeds thereof, or ninety (90) days after the occurrence of the damage or destruction, or Sublessee shall be deemed to have elected to restore and rebuild the portions of the Premises which were damaged. As used herein, the term "Building Standard Improvements Allowance" shall have the meaning set forth in Section 12.c. of the Master Lease. Sublessee shall at its sole cost and expense restore all improvements made by Sublessee.

          (e) Abatement of Rent. Rent under this Sublease shall abate to the same extent as the rent owing by Sublessor under the Master Lease abates.

          (f) Damage Near End of Term. In addition to the rights to terminate specified in Section 10.c. of this Sublease, either Sublessor or Sublessee shall have the right to cancel and terminate this Sublease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than four (4) months to repair) and made untenantable during the last twelve (12) months of the term of the Master Lease. Sublessor and Sublessee shall give notice of their election to terminate this Sublease under this subsection f. within thirty (30) days after Master Lessor or Sublessor determines that the damage or destruction would require more than four (4) months to repair. If either Master Lessor or Sublessor elect to terminate the Master Lease pursuant to Section 12.e. of the Master Lease, this Sublease shall terminate concurrently with the termination of the Master Lease. If neither Master Lessor nor Sublessor terminates the Master Lease and if either Sublessor or Sublessee elects to terminate this Sublease, the repair of the damage shall be governed by Sections 12.c. or 12.e. of the Master Lease, as the case may be.

          (g) Insurance Proceeds. If this Sublease is terminated, Master Lessor and Sublessor may each keep all their respective insurance proceeds resulting from the damage except for those proceeds, if any, which specifically insure Sublessee's personal property and trade fixtures which Sublessee has a right .or obligation to remove upon the expiration of the Sublease term. Sublessor shall be entitled to receive from Sublessee the proceeds of insurance carried by Sublessee with respect to Tenant Improvements or other alterations installed in the

                                       9.

Premises by Sublessor or at Sublessor's expense. To the extent that Sublessee has paid for any alterations regardless of whether the alterations may become the property of Sublessor upon termination of this Sublease, Sublessee shall receive any portion of the insurance proceeds payable with respect to the then unamortized cost (based on an 8-year, straight line, amortization schedule) for the applicable alterations, reduced by the amounts necessary to pay off any equipment lease or other lien against the applicable alteration, and the balance of the proceeds, if any, will be payable to Sublessor. With respect to those alterations which Sublessee is obligated to remove at the end of the Sublease term which are the property of Sublessee, all proceeds shall be paid to Sublessee.

          (h) Uninsured Casualty. If the Master Lease terminates pursuant to the provisions of Section 12.g. of the Master Lease, this Sublease shall terminate. Sublessor shall have no obligation to deposit funds with Master Lessor pursuant to said Section 12.g.; provided, however, if Sublessor and Sublessee have so agreed that Sublessee will provide the funds for deposit with Master Lessor in that amount which Sublessor is permitted to contribute to repairs in order to keep the Master Lease from terminating pursuant to Section 12.g., then upon Sublessee providing such funds, this Sublease shall continue in effect.

     11. Eminent Domain. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Sublessee for the purpose for which they were leased, then Sublessee, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Sublease as of the date Sublessee is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Sublessee's use, then this Sublease shall be terminated as to the part taken or conveyed as of the date Sublessee surrenders possession; Master Lessor is obligated, at no cost or expenses to Sublessor or Sublessee, to restore the Premises (other than any Tenant Improvements) to a complete architectural unit of a design comparable to the design of the Premises (other than any Tenant Improvements or alterations) immediately prior to the condemnation, and the rent shall be reduced based on any decrease in use to Sublessee of the Premises. All compensation awarded for the taking or conveyance shall be the property of Master Lessor and Sublessor, as their interests may appear, and Sublessee hereby assigns to Sublessor all its right, title and interest in and to the award, unless the governmental authority makes only one (1) award, and the award contains compensation for the value of moving expenses, Sublessee's personal property, trade fixtures and alterations, in which case, subject to the rights of any mortgagee or beneficiary of a deed of trust holding a lien, Sublessee shall be entitled to the compensation paid for Sublessee's moving expenses, trade fixtures, personal property and the portion of the award attributable to the then unamortized cost of alterations and improvements constructed at Sublessee's expense (which are to be amortized on a straight line basis over the term of this Sublease). Sublessee shall have the right, however, to recover from the governmental authority, but not from Sublessor or Master Lessor, except as provided in the preceding sentence, such compensation as may be awarded to Sublessee on account of the interruption of Sublessee's business, moving and relocation expenses and removal of Sublessee's trade fixtures and personal properly.

                                      10.

     12. Assignment and Subletting. Sublessee shall obtain the consent and approval of Sublessor and Master Lessor pursuant to Section 15 of the Master Lease prior to any further sublease or assignment of this Sublease. Notwithstanding any provision of this Sublease to the contrary, if Sublessor consents to a sublease or assignment, Sublessee shall pay to Sublessor on a monthly basis as additional Rent, on the date Base Rent is due, an amount equal to fifty percent (50%) of the amount by which the rent payable to Sublessee ("Subrent") under the sublease or assignment exceeds the rent due for the applicable portion of the Premises after deducting from the Subrent (A) the reasonable out-of-pocket costs incurred by Sublessee for brokerage commissions and tenant concessions (which concessions are not reflected in the reduced Subrent), and (B) the costs of any additional improvements constructed by Sublessee in connection with the sublease or assignment (amortized on a straight line basis over the term of the sublease). Sublessor shall not unreasonably withhold, delay, or condition such consent.

     13. Access to Premises. Master Lessor shall have the same right of access to the Premises as Sublessor.

     14. Surrender at End of Term. Sublessee shall surrender the Premises to Sublessor in the same condition received, broom clean, except for any alterations Sublessee is not required to remove, normal wear and tear, acts of God, damage, destruction (except to the extent Sublessee is obligated to restore the same under Section 10 of this Sublease) and eminent domain covered by the provisions of this Sublease. Sublessee shall remove from the Premises all of Sublessee's personal property and trade fixtures and any alterations and improvements Sublessee is required to remove, and shall repair all damage caused by the removal. Sublessee shall obtain and deliver to Sublessor a closure certificate if required by the City of South San Francisco. Sublessee shall indemnify Sublessor against all loss or liability resulting from delay by Sublessee in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant, losses to Sublessor due to lost opportunities to lease to a succeeding tenant, and attorneys' fees and costs.

     15. Signs. Master Lessor shall have the same approval rights with respect to signs as Sublessor.

     16. Holding Over. This Sublease shall terminate without further notice at the expiration of the Sublease term. Any holding over by Sublessee after the expiration or sooner termination of this Sublease without the consent of Sublessor shall be construed to be a tenancy at sufferance. Rent for the Premises during any tenancy at sufferance, or if Sublessor shall have consented to Sublessee's holding over, shall be at a rate equal to 150% of the Base Rent for the last month of the term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, including, without limitation, those providing for additional rent.

     17. Brokers. For the purposes of Section 29 of the Master Lease as incorporated into this Sublease, Cornish & Cary Commercial-Oncor International is the only broker to whom a Commission is owing, which commission shall be paid by Fibrogen, Inc.

     18. Notices. All notices or demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to Sublessor or Sublessee, respectively, at the following

                                      11.

addresses, or at such other address as such party shall designate by written notice to the other party. Such addresses are:

     Sublessor:

     180 Kimball Way
     South San Francisco, CA 94080
     Attention: Chief Financial Officer

     Sublessee:

     260 Littlefield Road
     South San Francisco, CA 94080
     Attention: Mr. Remi Barbier

Personal delivery may be accomplished by means of commercial "overnight" or "express" delivery services. Notices shall be deemed delivered upon receipt or refusal to accept delivery. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the above address.

     19.  Attorneys' Fees.  Without in any way limiting the provisions of
Section 28 of the Master Lease, if there is any legal action or proceeding between Sublessor and Sublessee to enforce any provision of this Sublease, or to protect or to establish any right or remedy of either party hereunder, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees and expert witness fees incurred by such prevailing party in connection with any such action or any appeal in connection therewith.

     20. Consent of Master Lessor. This Sublease is contingent upon Sublessor obtaining the consent of Master Lessor. Sublessee shall pay all costs and expenses payable by Sublessor to Master Lessor or Simeon Commercial Properties pursuant to Paragraph 8 of the Consent to Sublease and Agreement executed by Master Lessor, Sublessor and Sublessee, up to a maximum amount of $5,000.

                                      12.

     In Witness Whereof, the undersigned have executed this Sublease as of the dates set forth below.

Sublessor:

Arris Pharmaceutical Corporation,
a Delaware corporation


By: /s/ Fred Ruegsegger                 Date:      July 6, 1997
   --------------------------------          ----------------------------------

Its: VP + CFO
    -------------------------------



Sublessee:

Exelixis Pharmaceuticals, Inc.,
a Delaware corporation


By: /s/  Remi Barbier                   Date:     July 6, 1997
   --------------------------------          -----------------------------------

Its:    Chief Operating Officer
    -------------------------------

Landlord:

Utah Partners Limited a California Limited Partnership, by Simeon Commercial Properties, A California Corporation, General Partner

By: /s/ Curt B. Setzer                  Date:     July 6, 1997
   --------------------------------          ----------------------------------

Its:   VP
    -------------------------------
                                     13.